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                                                                  EXHIBIT 10.4.2

                                    AGREEMENT

         This Agreement (the "Agreement") is entered into as of March 26, 1996 between BJS CAPITAL PARTNERS L.P. ("BJS") and SIMON PROPERTY GROUP, INC., a Maryland corporation ("Simon" or the "Company").

         DeBartolo Realty Corporation, an Ohio corporation ("DRC"), BJS, The Edward J. DeBartolo Corporation, an Ohio corporation ("EJDC"), and certain other stockholders of DRC are parties to a Registration Rights Agreement dated as of April 21, 1994 (the "DRC Registration Rights Agreement").

         DRC and Simon are parties to a Merger Agreement dated as of March 26, 1996 (the "Merger Agreement") providing for the merger of a subsidiary of Simon with DRC (the "Merger").

         The parties hereto agree as follows:

         1. Simon agrees to cause its Registration Statement on Form S-4 referred to in the Merger Agreement (as amended and supplemented from time to time, the "S-4") to register the resale by BJS and its affiliates from time to time of all shares of common stock, par value $ .0001 per share, of Simon ("Simon Common Stock") issued to BJS and its affiliates in the Merger (the "BJS Stock"). BJS agrees that it will not be permitted to utilize this Form S-4 for an underwritten public offering but rather only for an offering to be made on a delayed or continuous basis permitting sales in ordinary course broker or dealer transactions not involving an underwritten public offering. If the Securities and Exchange Commission (the "Commission") does not permit the Form S-4 to be so utilized, then Simon shall
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forthwith file a Registration Statement on Form S-3 or other appropriate form for an offering of BJS Stock to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Commission permitting sales in ordinary course broker or dealer transactions not involving an underwritten public offering, and Simon shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable.

         2. Except for (a) transfers pursuant to a tender or exchange offer for Simon Common Stock or a business combination transaction involving Simon, (b) transfers of BJS Stock to affiliates of BJS, (c) sales of BJS Stock pursuant to Rule 144 under the Securities Act of 1933, as amended, in conformity with the requirements of that Rule, and (d) as otherwise may be consented to in writing by Simon, BJS agrees that neither BJS nor its affiliates will engage in any sales of any BJS Stock during the 90-day period following the closing date of the Merger.

         3. Simon shall maintain the effectiveness of the S-4 so long as BJS and its affiliates beneficially own BJS Stock and will supplement or amend the S-4 as soon as practicable (subject to the 45-day deferral periods specified in
Section 4 of the Company Registration Rights Agreement (as defined in Section 4 below), which Section is being incorporated by reference herein) to set forth any plan of distribution of BJS Stock provided to it by BJS in writing other than any plan of distribution providing for or describing an underwritten public offering.
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         4. Simultaneously herewith Simon is entering into a Registration Rights
Agreement (the "Company Registration Rights Agreement") with various persons, including certain of the parties to the DRC Registration Rights Agreement other than BJS. Simon and BJS hereby agree that the provisions of Paragraphs 4, 7, 8, 9, 11, 12.1, 12.2 and 12.5 of the Company Registration Rights Agreement shall be applied to and deemed to be incorporated into this Agreement with such changes therein as the context may require. In this connection the provisions of Paragraph 7 of the Company Registration Rights Agreement shall apply to the extent that said provisions are applicable to non-underwriting offerings.
Defined terms used in the Company Registration Rights Agreement shall be deemed modified for purposes of this Agreement as the context of this Agreement requires, including without limitation that "Holders" shall refer to BJS and its affiliates and "Registrable Securities" shall refer to BJS Stock.

         5. The rights ad obligations of BJS under the DRC Registration Rights Agreement shall terminate and shall have no further force or effect upon the occurrence of the closing date of the Merger, provided the 5-4 (assuming the Commission permits it to be utilized as contemplated hereby) has become effective by that date, and if it does not become effective by that date or the Commission does not permit it to be utilized as contemplated hereby, shall terminate when the S-4 or the alternative
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Registration Statement contemplated by Paragraph 1 of this Agreement becomes effective.

         6. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. This Agreement constitutes the entire agreement among the parties hereto with regard to the subject matter hereof. This Agreement may be amended only by a writing executed and delivered by each of the parties hereto. The provisions of this Agreement may be waived only by a writing executed and delivered by the party or parties hereto entitled to the benefits thereof. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

         7. Each notice, request or other communication (each a "Notice") required or desired to be given hereunder shall be in writing and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile transmission with receipt confirmed by the machine sending the transmission (provided that a copy thereof also shall be delivered as soon as practicable in person or by a nationally recognized overnight mail or courier service, receipt requested), (iii) three days after having been mailed by registered or certified United States mail, postage prepaid, return receipt requested or (iv) the next business day after having been sent by
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a nationally recognized overnight mail or courier service, receipt requested.
Notices shall be addressed as follows:

           (a)      if to Simon, to it at:

                    Merchants Plaza
                    115 West Washington Street, Suite 15 East
                    Indianapolis, IN  46204
                    Telecopier No.:  (317) 685-7221
                    Attention:  David Simon
                                James M. Barkley, Esq.

           (b)  if to any of BJS and its affiliates, to them care of:

                    The Blackstone Group L.P.
                    345 Park Avenue
                    31st Floor
                    New York, NY  10154
                    Telecopier No.:  (212) 754-8704
                    Attention:  Mark Gallogly

                    with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, NY  10017
                    Telecopier No.:  (212) 455-2502
                    Attention:  Robert L. Friedman, Esq.

or at such other address or to such other telecopier number as such party shall have furnished to the other parties hereto.
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         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

SIMON PROPERTY GROUP, INC.

By: /s/ David Simon
    -------------------------------
    Name: David Simon
    Title: President

BJS CAPITAL PARTNERS L.P.

By:  BLACKSTONE REAL ESTATE, INC.,
          a General Partner

By: /s/ Thomas Saylak
    -------------------------------
    Name: Thomas Saylak
    Title: